UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2021

_______________________________

Treasure & Shipwreck Recovery, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	333-219700	37-1844836
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13046 Racetrack Road, #234,
Tampa, FL 33626

(Address of Principal Executive Offices) (Zip Code)

(813) 504-7831

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2021, the Company announced the appointment of Patrick Schneider and Frederick Conte to the Board of Directors.

Patrick Schneider Director Age 58

Business Experience:

Patrick Schneider is an entrepreneur specializing in starting and growing a wide variety of businesses.

At an early age became a master Electrician. In 1989 he started and has successfully operated an electrical contracting business with as many as one hundred employees working throughout the state of Florida. As a visionary, his Spirit for achievement has led him to be the driving force in opening two successful restaurants. He has provided venture capital and provided expertise for several start-up companies including, Worldwide Ticket & Label which became one of the largest ticket producers in the U.S. He has had ownership in more than twenty companies and currently has interest in fifteen on-going operations.

Personal:

Patrick is a native Floridian. He has an amazing wife, two wonderful children and a beautiful six-year-old granddaughter. On any given Saturday you will find him playing racquet ball at the highest competitive level and in the gym five days a week.

Frederick Conte- Director Age 69

Business Experience:

Throughout his senior executive career, in positions that have included President, COO, EVP, and other top leadership roles managing organizations with up to 2,300 employees, Mr. Conte have been successful in leading an international joint venture, guiding IPO efforts for 3 companies, and steering new branding strategy to transform a company from a regional to national footprint. Repeatedly, in every position and regardless of the challenges faced, he has proven ability to increase annual revenues, slash expenditures, develop competitor differentiation programs, lead acquisition integration efforts, and develop processes instrumental in positively impacting bottom-line performance. Mr. Conte attended Utica College of Syracuse University with a BA in the Field Of Study of Economics, Political Science, Business Administration.

Specialties: Multi-site Operations, Strategic / Operational Planning, Joint Venture Negotiations, Regulatory Compliance, Sales and Budget Forecasting, Business Expansion, Project Management, SEC Reporting, Shareholder Relations, Loss Mitigation, P&L Management, Turnaround Management, Hypothecations/ Securitizations

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Treasure & Shipwreck Recovery, Inc.
By	/s/ Craig Huffman
Name: Craig Huffman Title: President, Chief Financial Officer and Principal Accounting Officer (Principal Executive Officer and Principal Accounting Officer)

Date:  October 25, 2021

3

INDEX TO EXHIBITS

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4